Exhibit T3E.1 -- Offering Circular, dated as of May 20, 1998;


OFFERING CIRCULAR                                           Cusip No. 019512 AC6

                                     [Logo]

                               OFFER TO EXCHANGE
                          DEBENTURES DUE JUNE 1, 2033
                       FOR ANY AND ALL OF ITS OUTSTANDING
                       9 1/2% DEBENTURES DUE JUNE 1, 2016

THE EXCHANGE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON THURSDAY, JUNE 18, 1998, UNLESS EXTENDED (THE 'EXPIRATION DATE').

     ALLIEDSIGNAL INC. (the 'Company') hereby offers, upon the terms and subject to the conditions set forth in this Offering Circular (the 'Offering Circular') and the accompanying Letter of Transmittal (which together constitute the 'Exchange Offer'), to exchange an aggregate principal amount of up to $100,000,000 of its Debentures Due June 1, 2033 (the 'New Debentures') for a like principal amount of its issued and outstanding 9 1/2% Debentures Due June 1, 2016 (the 'Old Debentures') from the registered holders thereof. See 'Description of New Debentures'. The New Debentures will evidence a new series of debt and will be issued pursuant to, and entitled to the benefits of, an Indenture, dated as of October 1, 1985 between the Company and The Chase Manhattan Bank, as trustee, as supplemented by the First Supplemental Indenture dated as of February 1, 1991 and by the Second Supplemental Indenture dated as of November 1, 1997 (as so supplemented, the 'Indenture'). Although the Old Debentures are listed on the New York Stock Exchange (the 'NYSE'), the Company does not intend to apply for listing of the New Debentures on the NYSE or any other exchange.

     The Company will accept for exchange any and all Old Debentures validly tendered and not withdrawn prior to the Expiration Date. Old Debentures may be tendered only in denominations of $1,000 or an integral multiple thereof. See 'The Exchange Offer -- Procedures for Tendering Old Debentures'. The Exchange Offer is subject to certain customary conditions. See 'The Exchange
Offer -- Conditions to the Exchange Offer'.

                                             (cover page continued on next page)

                                ---------------
     SEE 'RISK FACTORS' ON PAGE 11 FOR A DISCUSSION OF CERTAIN FACTORS THAT SHOULD BE CONSIDERED IN EVALUATING THE EXCHANGE OFFER.
                                ---------------
THE OFFER OF THE SECURITIES CONTEMPLATED IN THE EXCHANGE OFFER IS MADE PURSUANT
   TO THE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF SECTION 5 OF THE
    SECURITIES ACT OF 1933, AS AMENDED (THE 'SECURITIES ACT'), PROVIDED BY
    SECTION 3(a)(9) THEREOF AND, ACCORDINGLY, THE OFFER OF SUCH SECURITIES
     HAS NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION.

THE SECURITIES OFFERED HEREBY HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE
 SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR
    HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
     COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS OFFERING CIRCULAR. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
                                ---------------
              The date of this Offering Circular is May 20, 1998.

(continued from cover page)

     The New Debentures will bear interest at a rate that could be different than the interest rate on the Old Debentures (the 'Old Coupon'), as described herein. For the Old Debentures, a price (the 'Reference Price of the Old Debentures') will be determined using a specified fixed spread pricing formula. The Reference Price of the Old Debentures will be based on a yield (the 'Reference Yield of the Old Debentures') to the maturity date of the Old Debentures equal to (i) the yield (the 'Benchmark Treasury Yield') on the 6 1/8% U.S. Treasury Bond due November 15, 2027 (the 'Benchmark Treasury Security') plus (ii) 72 basis points (the '2016 Fixed Spread'). For the New Debentures, a per annum interest rate (expressed as a percentage with three decimal places rounded to the nearest half basis point) (the 'New Coupon') will be determined such that the price of the New Debentures (the 'Reference Price of the New Debentures') will be at least $15.00 greater than the Reference Price of the Old Debentures per $1,000 principal amount thereof. The Reference Price of the New Debentures will be based on a yield (the 'Reference Yield of the New Debentures') to the maturity date of the New Debentures equal to (i) the Benchmark Treasury Yield plus (ii) 88 basis points (the '2033 Fixed Spread'). For each $1,000 principal amount of Old Debentures exchanged, the Holder thereof will receive $1,000 principal amount of New Debentures. The New Coupon and the reference prices will be determined as of 2:00 p.m., New York City time, on June 16, 1998, unless the Exchange Offer is extended by more than three business days, in which case they will be determined on the second business day prior to the Expiration Date (the 'Price Determination Date').

     Interest on the New Debentures will accrue from the last interest payment date on the Old Debentures (June 1, 1998) at the New Coupon. The first interest payment date on the New Debentures will be December 1, 1998. Accordingly, holders exchanging Old Debentures for New Debentures will not receive any interest payment in respect of Old Debentures so exchanged. However, if the New Coupon is lower than the Old Coupon, on the Exchange Date (as defined below) the Company will pay an amount in cash in respect of accrued interest per $1,000 principal amount for each Old Debenture exchanged (rounded to the nearest thousandth of a cent) (the 'Accrued Interest Differential') equal to the difference between the Old Coupon and the New Coupon accrued on such principal amount for the period from June 1, 1998 to, but excluding, the Exchange Date. The 'Exchange Date' will be the fifth business day following the Expiration Date (i.e., June 25, 1998, unless the Expiration Date is extended).

     The purpose of the Exchange Offer is to take advantage of currently available interest rates by exchanging a portion of the Company's long-term debt portfolio upon terms which the Company believes are more beneficial to it. The Company intends to accomplish this objective by extending the overall maturity of a portion of its long-term debt portfolio.

     Based on an interpretation by the staff of the Division of Corporation Finance of the Securities and Exchange Commission (the 'Commission'), the Company believes that the New Debentures issued pursuant to the Exchange Offer may be offered for resale, resold and otherwise transferred by any holder thereof without compliance with the registration requirements of the Securities Act.

     The Company has not entered into any arrangement or understanding with any person to distribute the New Debentures to be received in the Exchange Offer and, to the best of the Company's information and belief, each person participating in the Exchange Offer is acquiring the New Debentures in the ordinary course of business and has no arrangement or understanding with any person to participate in the distribution of the New Debentures.

     The Company has made no arrangements for and has no understanding with any dealer, salesman or other person regarding the solicitation of tenders hereunder, and no person has been authorized by the Company to give any information or to make any representations in connection with the Exchange Offer other than those contained or incorporated by reference in this Offering Circular and, if given or made, such other information or representations must not be relied upon as having been authorized. Neither the delivery of this Offering Circular nor the exchange of New Debentures for Old Debentures shall, under any circumstances, create any implication that the information contained herein is correct as of any time subsequent to the date hereof.

(cover page continued on the next page)

(cover page continued from previous page)

     The Company will not receive any proceeds from the Exchange Offer. The Company has agreed to bear the expenses of the Exchange Offer.

     The Exchange Agent (as defined herein) and The Depository Trust Company ('DTC') have confirmed that the Exchange Offer is eligible for the DTC Automated Tender Offer Program ('ATOP'). Accordingly, DTC participants may electronically transmit their acceptance of the Exchange Offer by causing DTC to transfer Old Debentures to the Exchange Agent in accordance with DTC's ATOP procedures for such a transfer. DTC will then send an Agent's Message (as defined herein) to the Exchange Agent.

     NONE OF THE COMPANY, THE BOARD OF DIRECTORS OF THE COMPANY, THE EXECUTIVE OFFICERS OF THE COMPANY, THE FINANCIAL ADVISOR, THE INFORMATION AGENT OR THE EXCHANGE AGENT MAKES ANY RECOMMENDATION TO HOLDERS OF THE OLD DEBENTURES AS TO WHETHER TO EXCHANGE OR REFRAIN FROM EXCHANGING THEIR OLD DEBENTURES. IN ADDITION, NO ONE HAS BEEN AUTHORIZED TO MAKE ANY SUCH RECOMMENDATION. HOLDERS OF OLD DEBENTURES MUST MAKE THEIR OWN DECISION WHETHER TO EXCHANGE OLD DEBENTURES PURSUANT TO THE EXCHANGE OFFER AND, IF SO, THE AGGREGATE PRINCIPAL AMOUNT OF OLD DEBENTURES TO EXCHANGE.

     THE EXCHANGE OFFER IS NOT BEING MADE TO, NOR WILL THE COMPANY ACCEPT TENDERS FOR EXCHANGE FROM, HOLDERS OF OLD DEBENTURES IN ANY JURISDICTION IN WHICH THE EXCHANGE OFFER OR THE ACCEPTANCE THEREOF WOULD NOT BE IN COMPLIANCE WITH THE SECURITIES OR BLUE SKY LAWS OF SUCH JURISDICTION.

                             AVAILABLE INFORMATION

     The Company is subject to the informational requirements of the Securities Exchange Act of 1934 (the 'Exchange Act') and in accordance therewith files reports and other information with the Securities and Exchange Commission (the 'Commission'). Reports, proxy statements and other information filed by the Company with the Commission can be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, DC 20549 and at the following Regional Offices of the Commission: 7 World Trade Center, New York, New York 10048; and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such material can be obtained from the Public Reference Section of the Commission, 450 Fifth Street, N.W., Washington, DC 20549, at prescribed rates. The Commission maintains an Internet web site at http://www.sec.gov/ that contains such reports, proxy statements and other information. Such reports, proxy statements and other information of the Company should also be available for inspection at the offices of the New York Stock Exchange Inc., 20 Broad Street, New York, New York 10005; the Chicago Stock Exchange, One Financial Place, 440 South LaSalle Street, Chicago, Illinois, 60605; and the Pacific Stock Exchange, 301 Pine Street, San Francisco, California 94104.

     The Company has instructed the Financial Advisor, the Exchange Agent and the Information Agent not to solicit exchanges in connection with the Exchange Offer or to make any recommendation with respect to acceptance or rejection of the Exchange Offer. Solicitations will be made solely by employees of the Company. The Financial Advisor, the Exchange Agent and the Information Agent will answer any questions from holders of the Old Debentures with respect to the Exchange Offer solely by reference to the terms of this Offering Circular and holders may contact the Financial Advisor, the Exchange Agent and the Information Agent at the addresses and telephone numbers listed below. Holders of the Old Debentures who have any questions regarding the mechanics of the Exchange Offer should contact either the Exchange Agent or the Information Agent. In addition, all questions with respect to the Exchange Offer may be directed to the Company (Assistant Treasurer, telephone number (973) 455-5109).

                   Financial Advisor                                         Information Agent
             DEUTSCHE MORGAN GRENFELL INC.                                GEORGESON & COMPANY INC.
                  31 West 52nd Street                                        Wall Street Plaza
                New York, New York 10019                                 88 Pine Street, 30th Floor
             (212) 469-7512 (call collect)                                New York, New York 10005
                                                                      Banks and brokers call collect:
                                                                               (212) 440-9800
                                                                         All others call toll-free:
                                                                               (800) 223-2064

                                                 Exchange Agent
                                            THE CHASE MANHATTAN BANK
              By Fax:                    By Hand or Overnight Courier:                    By Mail:
           (214) 672-5932                   The Chase Manhattan Bank              The Chase Manhattan Bank
       Attention: Frank Ivins            c/o Chase Bank of Texas, N.A.         c/o Chase Bank of Texas, N.A.
                                            Corporate Trust Services              Corporate Trust Services
                                                1201 Main Street                      P.O. Box 219052
                                                   18th Floor                     Dallas, Texas 75221-9052
                                              Dallas, Texas 75202                  Attention: Frank Ivins
                                             Attention: Frank Ivins
                                             Phone: (214) 672-5678

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents filed with the Commission by the Company are incorporated herein by reference:

          (1) the Company's Annual Report on Form 10-K for the year ended December 31, 1997;

          (2) the Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 1998;

          (3) the Company's Current Reports on Form 8-K filed on January 15, February 2, February 5, February 18, February 23, March 18, April 22 and April 28, 1998; and

          (4) the Company's Application on Form T-3 filed on May 20, 1998.

     All reports and other documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 after the date of this Offering Circular and prior to the termination of the offering of the New Debentures shall be deemed to be incorporated by reference in this Offering Circular and to be part hereof from the date of filing of such documents. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be modified or superseded for purposes of this Offering Circular to the extent that a statement contained herein, or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Offering Circular.

     A copy of the documents incorporated by reference (other than exhibits thereto) will be forwarded without charge to each person to whom this Offering Circular is delivered, upon such person's written or oral request to AlliedSignal Inc., Office of the Secretary, P.O. Box 4000, Morristown, New Jersey 07962, telephone number (973) 455-5067.

                           OFFERING CIRCULAR SUMMARY

     The following summary is qualified in its entirety by the more detailed information appearing elsewhere, or incorporated by reference, in this Offering Circular. See 'Risk Factors' on page 11 for a discussion of certain factors that should be considered in connection with the Exchange Offer and the New Debentures offered hereby.

                                  THE COMPANY

     The Company is an advanced technology and manufacturing company serving customers worldwide with aerospace and automotive products, chemicals, fibers, plastics and advanced materials. The Company is organized into eleven strategic business units. The Company's products are used by many major industries, including textiles, construction, plastics, electronics, automotive, chemicals, housing, telecommunications, utilities, packaging, agriculture, military and commercial aviation and aerospace and in the space program.

     The principal executive offices of the Company are located at 101 Columbia Road, Morris Township, New Jersey 07962. The telephone number is (973) 455-2000.

                               THE EXCHANGE OFFER

The Exchange Offer........................  Upon the terms and subject to the conditions of the Exchange Offer, the Company is offering to any holder in exchange for any and all of its Old Debentures an equal principal amount of newly issued New
                                            Debentures.

                                            The New Debentures will bear interest at a rate that could be different than the interest rate on the Old Debentures (the 'Old
                                            Coupon'), as described herein. For the Old Debentures, a price (the
                                            'Reference Price of the Old Debentures') will be determined using a specified fixed spread pricing formula. The Reference Price of the
                                            Old Debentures will be based on a yield (the 'Reference Yield of the
                                            Old Debentures') to the maturity date of the Old Debentures equal to
                                            (i) the yield (the 'Benchmark Treasury Yield') on the 6 1/8% U.S.
                                            Treasury Bond due November 15, 2027 (the 'Benchmark Treasury
                                            Security') plus (ii) 72 basis points (the '2016 Fixed Spread'). For the New Debentures, a per annum interest rate (expressed as a percentage with three decimal places rounded to the nearest half basis point) (the 'New Coupon') will be determined such that the price of the New Debentures (the 'Reference Price of the New
                                            Debentures') will be at least $15.00 greater than the Reference Price of the Old Debentures per $1,000 principal amount thereof. The
                                            Reference Price of the New Debentures will be based on a yield (the
                                            'Reference Yield of the New Debentures') to the maturity date of the
                                            New Debentures equal to (i) the Benchmark Treasury Yield plus (ii) 88 basis points (the '2033 Fixed Spread'). For each $1,000 principal amount of Old Debentures exchanged, the holder thereof will receive
                                            $1,000 principal amount of New Debentures. The New Coupon and the reference prices will be determined as of 2:00 p.m., New York City time, on June 16, 1998, unless the Exchange Offer is extended by more than three business

                                            days, in which case they will be determined on the second business day prior to the Expiration Date (the 'Price Determination Date').

                                            Interest on the New Debentures will accrue from the last interest payment date on the Old Debentures (June 1, 1998) at the New Coupon.
                                            The first interest payment date on the New Debentures will be
                                            December 1, 1998. Accordingly, holders exchanging Old Debentures for
                                            New Debentures will not receive any interest payment in respect of
                                            Old Debentures so exchanged. However, if the New Coupon is lower than the Old Coupon, on the Exchange Date the Company will pay an amount in cash in respect of accrued interest per $1,000 principal amount for each Old Debenture exchanged (rounded to the nearest thousandth of a cent) (the 'Accrued Interest Differential') equal to the difference between the Old Coupon and the New Coupon accrued on such principal amount for the period from June 1, 1998 to, but excluding, the Exchange Date. The 'Exchange Date' will be the fifth business day following the Expiration Date (i.e., June 25, 1998, unless the
                                            Expiration Date is extended).

                                            The New Debentures will constitute, and the Old Debentures constitute, direct, unsecured and unsubordinated obligations of the
                                            Company.

Calculations..............................  The reference prices, reference yields, Benchmark Treasury Yield, New
                                            Coupon, Spread Differential (as defined below) and Accrued Interest
                                            Differential, if any, will be determined as described and illustrated in the section 'The Exchange Offer -- Calculations; Information' and
                                            in Table A and Schedules A, B, C, D, E, F and G attached hereto.

Information...............................  As soon as practicable after the Price Determination Date, but in any event before 9:00 a.m., New York City time, on the following business day, the Company will publicly announce by press release to the Dow
                                            Jones News Service: the Benchmark Treasury Yield, the Reference Yield
                                            of the Old Debentures, the Reference Price of the Old Debentures, the
                                            Reference Yield of the New Debentures, the Reference Price of the New
                                            Debentures, the New Coupon and the Accrued Interest Differential, if
                                            any.

                                            During the term of the Exchange Offer, holders of the Old Debentures can obtain current information regarding the Benchmark Treasury
                                            Yield, reference yields, reference prices and other information regarding the terms of the Exchange Offer from the Financial Advisor at (212) 469-7512. In addition, the Company intends to publish information about the Exchange Offer, including the information described in the preceding paragraph when available, on the MCM
                                            'CorporateWatch' Service on Telerate page 41928.

Old Debentures Outstanding................  As of the date hereof, $100,000,000 aggregate principal amount of Old
                                            Debentures are outstanding.

Conditions to the Exchange Offer..........  Consummation of the Exchange Offer is conditioned upon certain customary conditions described herein. The Company may, in its sole discretion, waive any condition with respect to the Exchange Offer and accept for exchange any Old Debentures tendered. See 'The
                                            Exchange Offer -- Conditions to the Exchange Offer'.

Expiration Date; Extensions;
Termination; Amendments...................  The Exchange Offer will expire at 5:00 p.m., New York City time, on
                                            June 18, 1998 or at such later time and date to which the Exchange
                                            Offer may be extended by the Company in accordance with the procedures described herein. The Company reserves the right to extend or terminate the Exchange Offer. See 'The Exchange
                                            Offer -- Expiration Date; Extensions; Termination; Amendments'.

                                            If the Exchange Offer is extended for a period longer than three business days from the previously scheduled Expiration Date, then a new Price Determination Date, which would be two business days prior to the new Expiration Date, may be established. If the extension is for three business days or less, no new Price Determination Date will be established and the New Coupon will remain as determined on the
                                            Price Determination Date prior to the extension of the Exchange
                                            Offer.

                                            If the consideration offered with respect to the Exchange Offer is changed or if any other amendment to the terms of the Exchange Offer is made that, in the opinion of the Company, would be adverse to the interests of the holders tendering Old Debentures for exchange, the
                                            Exchange Offer will remain open for at least five business days from the date public notice of such change or amendment is given.

Certain U.S. Federal Income Tax
Consequences..............................  The exchange of Old Debentures pursuant to the Exchange Offer will constitute a recapitalization for U.S. Federal income tax purposes, and a holder of Old Debentures that tenders pursuant to the Exchange
                                            Offer generally will recognize no gain or loss upon the exchange of
                                            Old Debentures for New Debentures. See 'Certain U.S. Federal Income
                                            Tax Consequences'.

Tender of Old Debentures..................  Old Debentures may be tendered for exchange only in denominations of
                                            $1,000 or an integral multiple thereof. To tender Old Debentures pursuant to the Exchange Offer, holders must deliver their Old
                                            Debentures together with a properly completed and duly executed
                                            Letter of Transmittal to the Exchange Agent or the procedures for book-entry transfer must be used. If Old Debentures are held by a broker, dealer, commercial bank, trust company or other nominee
                                            (individually, a 'Custodian' and collectively, the 'Custodians'), the beneficial owner thereof must instruct such Custodian to tender such
                                            Old Debentures on their behalf. All tenders must

                                            be made on or prior to the Expiration Date. See 'The Exchange
                                            Offer -- Procedures for Tendering Old Debentures'.

                                            New Debentures will be delivered only in book-entry form through DTC.
                                            Accordingly, holders who anticipate tendering and whose Old
                                            Debentures are not held through DTC are urged to contact promptly a
                                            Custodian that has the capability to hold securities through DTC, to arrange for receipt of any New Debentures to be delivered pursuant to the Exchange Offer and to obtain the information necessary to provide the required DTC participant and account information in the relevant
                                            Letter of Transmittal. See 'The Exchange Offer -- Proper Execution
                                            and Delivery of Letter of Transmittal'.

Guaranteed Delivery.......................  Holders of Old Debentures who wish to tender their Old Debentures and who cannot deliver their Old Debentures or the Letter of Transmittal to the Exchange Agent prior to the Expiration Date, or if the procedures for book-entry transfer cannot be completed on a timely basis, must tender their Old Debentures pursuant to the guaranteed delivery procedures set forth in 'The Exchange Offer -- Guaranteed
                                            Delivery Procedures'.

Acceptance of Old Debentures;
Delivery of New Debentures................  Upon the terms and subject to the conditions of the Exchange Offer, the Company will exchange (and thereby acquire) any and all Old
                                            Debentures that are properly tendered and not withdrawn prior to the
                                            Expiration Date. New Debentures will be delivered only in book-entry form through DTC. New Debentures will be delivered on the fifth business day following the Expiration Date. See 'The Exchange
                                            Offer -- Acceptance of Old Debentures Tendered for Exchange; Delivery
                                            of New Debentures'.

Withdrawal Rights.........................  Tenders of Old Debentures for exchange may be withdrawn at any time prior to the Expiration Date. Withdrawal of tendered Old Debentures will be deemed a rejection of the Exchange Offer. See 'The Exchange
                                            Offer -- Withdrawal Rights'.

Exchange Agent............................  The Chase Manhattan Bank

Information Agent.........................  Georgeson & Company Inc.
                                            Wall Street Plaza
                                            88 Pine Street, 30th Floor
                                            New York, New York 10005
                                            Banks and brokers call collect: (212) 440-9800
                                            All others call toll-free: (800) 223-2064

                                            THE NEW DEBENTURES

Issuer....................................  AlliedSignal Inc.

Indenture.................................  The New Debentures will be issued under the Indenture dated as of
                                            October 1, 1985 between the Company and The Chase Manhattan Bank, as supplemented by the First Supplemental Indenture dated as of February
                                            1, 1991 and the Second Supplemental Indenture dated as of November 1,
                                            1997. For a discussion of certain changes to the Indenture as a result of the Second Supplemental Indenture, see 'Description of New
                                            Debentures -- Other Provisions'.

Principal Amount Offered..................  $100,000,000

Maturity Date.............................  June 1, 2033. The New Debentures are not subject to redemption prior to maturity.

Interest..................................  Interest will be paid each June 1 and December 1, commencing December
                                            1, 1998. Interest will be calculated on the basis of a 360-day year consisting of twelve 30-day months. The December 1, 1998 interest payment will include interest accruing on the New Debentures from
                                            June 1, 1998 to, but not including, December 1, 1998.
Interest Rate.............................  The New Coupon determined as provided herein.

Rating....................................  As of the date hereof, the Company's unsecured senior debt securities, including the Old Debentures, are rated A2 by Moody's
                                            Investors Service, Inc. ('Moody's') and A by Standard & Poor's
                                            Ratings Group, a division of The McGraw-Hill Companies ('S&P'). The
                                            Company does not intend to obtain ratings on the New Debentures;
                                            however, the Company believes that if the New Debentures were rated, they would receive ratings equivalent to those assigned from time to time to the Old Debentures. A credit rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating agency.

Ranking...................................  The New Debentures will be unsecured and unsubordinated obligations of the Company and will rank pari passu with all other unsecured and unsubordinated indebtedness of the Company.

Listing...................................  Although the Old Debentures are listed on the NYSE, the Company does not intend to apply for listing of the New Debentures on the NYSE or any other exchange.

Form......................................  The New Debentures will be represented by one or more global debentures registered in the name of DTC's nominee (the 'Global
                                            Debentures'). Beneficial interests in the Global Debentures will be shown on, and transfers thereof will be effected only through, records maintained by DTC and its participants. Except as described herein, New Debentures in definitive form will not be issued. The New
                                            Debentures will trade in DTC's Same-Day Funds Settlement System until maturity, and secondary market trading activity for the New
                                            Debentures will therefore settle in immediately available funds. All payments of principal and interest will be made by the Company in immediately available funds. See 'Description of New
                                            Debentures -- Same-Day Settlement and Payment'.

Use of Proceeds...........................  The New Debentures will be issued only in exchange for the Old
                                            Debentures. The Company will not receive any cash proceeds from the issuance of the New Debentures.

                                  RISK FACTORS

     In deciding whether to participate in the Exchange Offer, each holder should consider carefully, in addition to the other information contained in the Offering Circular, the factors listed below.

     A debt security with a smaller outstanding aggregate principal amount may command a lower price than would an otherwise identical debt security with a larger outstanding aggregate principal amount. Depending upon, among other things, the aggregate principal amount of Old Debentures outstanding after the Exchange Offer, the trading market for the Old Debentures may be more limited, which may, therefore, adversely affect the liquidity and market price of the Old Debentures. Similarly, depending upon, among other things, the aggregate principal amount of the New Debentures outstanding after the Exchange Offer, the trading market for the New Debentures may be limited, which may, therefore, adversely affect the liquidity and market price of the New Debentures. In addition to the respective aggregate principal amounts outstanding, the trading market for the Old Debentures not tendered pursuant to the Exchange Offer and the New Debentures will depend upon, among other things, the number of holders of each and the degree to which securities firms maintain a market in the securities. In addition, although the Old Debentures are listed on the NYSE, the Company does not intend to apply for listing of the New Debentures on the NYSE or any other exchange.

                                  THE COMPANY

     The Company is an advanced technology and manufacturing company serving customers worldwide with aerospace and automotive products, chemicals, fibers, plastics and advanced materials. The Company is organized into eleven strategic business units. The Company's products are used by many major industries, including textiles, construction, plastics, electronics, automotive, chemicals, housing, telecommunications, utilities, packaging, agriculture, military and commercial aviation and aerospace and in the space program.

     The principal executive offices of the Company are located at 101 Columbia Road, Morris Township, New Jersey 07962. The telephone number is (973) 455-2000.

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

                               THE EXCHANGE OFFER

PURPOSE OF THE EXCHANGE OFFER

     The purpose of the Exchange Offer is to take advantage of currently available interest rates by exchanging a portion of the Company's long-term debt portfolio upon terms which the Company believes are more beneficial to it. The Company intends to accomplish this objective by extending the overall maturity of a portion of its long-term debt portfolio.

TERMS OF THE EXCHANGE OFFER

     Upon the terms and subject to the conditions set forth in this Offering Circular and the accompanying Letter of Transmittal, the Company is offering to exchange $1,000 principal amount of the New Debentures for each $1,000 principal amount of the Old Debentures properly tendered for Exchange.

     The New Debentures will bear interest at a rate that could be different than the interest rate on the Old Debentures (the 'Old Coupon'), as described herein. For the Old Debentures, a price (the 'Reference Price of the Old Debentures') will be determined using a specified fixed spread pricing formula. The Reference Price of the Old Debentures will be based on a yield (the 'Reference Yield of the Old Debentures') to the maturity date of the Old Debentures equal to (i) the yield (the 'Benchmark Treasury Yield') on the 6 1/8% U.S. Treasury Bond due November 15, 2027 (the 'Benchmark Treasury Security') plus (ii) 72 basis points (the '2016 Fixed Spread'). For the New Debentures, a per annum interest rate (expressed as a percentage with three decimal places rounded to the nearest half basis point) (the 'New Coupon') will be determined such that the price of the New Debentures (the 'Reference Price of the New Debentures') will be at least $15.00 greater than the Reference Price of the Old Debentures per $1,000 principal amount thereof. The Reference Price of the New Debentures will be based on a yield (the 'Reference Yield of the New Debentures') to the maturity date of the New Debentures equal to (i) the Benchmark Treasury Yield plus (ii) 88 basis points (the '2033 Fixed Spread'). For each $1,000 principal amount of Old Debentures exchanged, the holder thereof will receive $1,000 principal amount of New Debentures. The New Coupon and the reference prices will be determined as of 2:00 p.m., New York City time, on June 16, 1998, unless the Exchange Offer is extended by more than three business days, in which case they will be determined on the second business day prior to the Expiration Date (the 'Price Determination Date').

     Interest on the New Debentures will accrue from the last interest payment date on the Old Debentures (June 1, 1998) at the New Coupon. The first interest payment date on the New Debentures will be December 1, 1998. Accordingly, holders exchanging Old Debentures for New Debentures will not receive any interest payment in respect of Old Debentures so exchanged. However, if the New Coupon is lower than the Old Coupon, on the Exchange Date the Company will pay an amount in cash in respect of accrued interest per $1,000 principal amount for each Old Debenture exchanged (rounded to the nearest thousandth of a cent) (the 'Accrued Interest Differential') equal to the difference between the Old Coupon and the New Coupon accrued on such principal amount for the period from June 1, 1998 to, but excluding, the Exchange Date. The 'Exchange Date' will be the fifth business day following the Expiration Date (i.e., June 25, 1998, unless the Expiration Date is extended).

SUMMARY OF TERMS

     The following is a summary of certain defined terms used in describing the Exchange Offer:

     Accrued Interest Differential: as illustrated in Table A and in Schedules F and G, means, if the New Coupon is lower than the Old Coupon, an amount in cash in respect of accrued interest per $1,000 principal amount for each Old Debenture exchanged (rounded to the nearest thousandth of a cent) equal to the difference between the Old Coupon and the New Coupon accrued on such principal amount for the period from the last interest payment date on the Old Debentures (June 1, 1998) to, but

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

excluding, the Exchange Date. 'Accrued Interest Differential' shall mean zero if the New Coupon is equal to or higher than the Old Coupon.

     Adjusted Yield to Maturity of the New Debentures: as illustrated in Schedule E, means the yield to maturity of the New Debentures based on the Reference Price of the Old Debentures and the New Coupon.

     Benchmark Treasury Security: means the 6 1/8% U.S. Treasury Bond due November 15, 2027.

     Benchmark Treasury Yield: means, on the Price Determination Date, the yield on the Benchmark Treasury Security (expressed as a percentage with two decimal points).

     2016 Fixed Spread: means 0.72% (72 basis points).

     2033 Fixed Spread: means 0.88% (88 basis points).

     Exchange Date: means the date five business days following the Expiration Date and on which New Debentures will be delivered pursuant to the Exchange Offer. If the Expiration Date is June 18, 1998, the Exchange Date will be June 25, 1998.

     Expiration Date: means 5:00 p.m., New York City time, on June 18, 1998, unless the Exchange Offer is extended.

     New Coupon: means, for the New Debentures, the per annum interest rate (expressed as a percentage with three decimal places rounded to the nearest half basis point) paid on such New Debentures from their date of issuance to their maturity date, June 1, 2033. The New Coupon will be set such that for the Benchmark Treasury Yield on the Price Determination Date, the Reference Price of the New Debentures will exceed the Reference Price of the Old Debentures by at least $15.00 per $1,000 principal amount of the Old Debentures.

     Old Coupon: means 9 1/2% per annum.

     Price Determination Date: means 2:00 p.m., New York City time, on June 16, 1998, unless the Exchange Offer is extended by more than three business days, in which case such term means the second business day prior to the Expiration Date.

     Reference Price of the Old Debentures: means the price per $1,000 principal amount of the Old Debentures based on the Reference Yield of the Old Debentures, determined in accordance with standard market practice as described in Schedule A and illustrated in Schedule B.

     Reference Price of the New Debentures: means the price per $1,000 principal amount of the New Debentures based on the Reference Yield of the New Debentures, determined in accordance with standard market practice as described in Schedule C and illustrated in Schedule D.

     Reference Yield of the Old Debentures: means, at the Price Determination Date, the sum of the Benchmark Treasury Yield and the 2016 Fixed Spread.

     Reference Yield of the New Debentures: means, at the Price Determination Date, the sum of the Benchmark Treasury Yield and the 2033 Fixed Spread.

     Spread Differential: as illustrated in Schedule E and Table A, means the Adjusted Yield to Maturity of the New Debentures less the Reference Yield of the Old Debentures (expressed in basis points with one decimal place).

ILLUSTRATIVE EXAMPLE AND FORMULAS

     A hypothetical illustration of the Spread Differential is set forth in Schedule E attached hereto and is to be used solely for the purpose of obtaining an understanding of the calculation of the Spread Differential based on a hypothetical Benchmark Treasury Yield, Reference Price of the Old Debentures, and New Coupon and should not be used or relied upon for any other purpose. Table A sets forth the (i) Reference Yield of the Old Debentures, (ii) Reference Price of the Old Debentures, (iii) Reference Yield of the New Debentures, (iv) New Coupon, (v) Reference Price of the New Debentures, (vi) price differential between the Reference Price of the New Debentures and the Reference Price of the Old

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

Debentures (the 'Price Differential'), (vii) Spread Differential and (viii) Accrued Interest Differential, if any, for Benchmark Treasury Yields between 5.40% and 6.40% on the Price Determination Date. The information in Table A is provided for illustrative purposes only. In the event of any discrepancy between the information in Table A and results obtained by the Company through the application of calculations described herein and outlined in Schedules A, C, and F, such results will supersede the information in Table A.

CALCULATIONS; INFORMATION

     The Reference Price of the Old Debentures will be determined by calculating, per $1,000 principal amount of such Old Debentures, the present value (less accrued and unpaid interest), using the Reference Yield of the Old Debentures, of (i) the principal amount payable on the maturity date of the Old Debentures plus (ii) all remaining payments of interest on the Old Debentures. The Reference Price of the Old Debentures will be rounded to the nearest cent per $1,000 principal amount of Old Debentures. The methodology to be used in calculating the Reference Price of the Old Debentures is set forth in Schedule A attached hereto. An example of the application of such methodology is provided for the Old Debentures in Schedule B attached hereto. The Reference Yield of the Old Debentures will be determined by calculating the sum of (a) the Benchmark Treasury Yield and (b) the 2016 Fixed Spread. The reference price calculation will be made using the Benchmark Treasury Yield as of the Price Determination Date.

     For the New Debentures, the New Coupon will be such that the Reference Price of the New Debentures will be at least $15.00 greater than the Reference Price of the Old Debentures per $1,000 principal amount of the Old Debentures. The Reference Price of the New Debentures will be determined by calculating, per $1,000 principal amount of New Debentures, the present value (less accrued and unpaid interest), using the Reference Yield of the New Debentures, of (i) the principal amount payable on the maturity date of the New Debentures plus (ii) all remaining payments of interest on the New Debentures. The Reference Price of the New Debentures will be rounded to the nearest cent per $1,000 principal amount of New Debentures. The methodology to be used in calculating the Reference Price of the New Debentures is set forth in Schedule C attached hereto. An example of the application of such methodology is provided for the New Debentures in Schedule D attached hereto. The Reference Yield of the New Debentures will be determined by calculating the sum of (a) the Benchmark Treasury Yield and (b) the 2033 Fixed Spread. The reference price calculation will be made using the Benchmark Treasury Yield as of the Price Determination Date.

     The Benchmark Treasury Yield will be calculated by the Financial Advisor in accordance with standard market practice based on the bid side price for the Benchmark Treasury Security as of the Price Determination Date, as such bid side price is displayed on the Cantor Fitzgerald Quotation Service for U.S. Government Securities (the 'Cantor Fitzgerald Quotation Service') on Telerate page 500. If any relevant price is not available on a timely basis on the Cantor Fitzgerald Quotation Service or is manifestly erroneous, the relevant price information may be obtained from such other quotation service as the Company and the Financial Advisor shall select in their reasonable discretion, the identity of which shall be disclosed by the Company and the Financial Advisor to exchanging holders. Although the Benchmark Treasury Yield will be determined based solely on the sources described above, information regarding the price of the Benchmark Treasury Security also may be found in The Wall Street Journal.

     After the Price Determination Date, the New Coupon that will be received by a holder pursuant to the Exchange Offer will be known and holders will be able to ascertain the Reference Price of the Old Debentures and the Reference Price of the New Debentures in the manner described above, unless the Exchange Offer is extended for a period longer than three business days. In the event the Exchange Offer is extended for a period longer than three business days from the previously scheduled Expiration Date, then a new Price Determination Date, which would be two business days prior to the new Expiration Date, will be established. If the extension is for three business days or less, no new

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

Price Determination Date will be established and the New Coupon will remain as determined on the Price Determination Date prior to the extension of the Exchange Offer.

     As soon as practicable after the Price Determination Date, but in any event before 9:00 a.m., New York City time, on the following business day, the Company will publicly announce by press release to the Dow Jones News Service: the Benchmark Treasury Yield, the Reference Yield of the Old Debentures, the Reference Price of the Old Debentures, the Reference Yield of the New Debentures, the Reference Price of the New Debentures, the New Coupon and the Accrued Interest Differential, if any.

     During the term of the Exchange Offer, holders of the Old Debentures can obtain current information regarding the Benchmark Treasury Yield, reference yields, reference prices and other information regarding the terms of the Exchange Offer from the Financial Advisor at (212) 469-7512. In addition, the Company intends to publish information about the Exchange Offer, including the information described in the preceding paragraph when available, on the MCM 'CorporateWatch' Service on Telerate page 41928.

     In the event any dispute arises with respect to the Benchmark Treasury Yield, the reference yields, the reference prices, the New Coupon or any quotation or calculation with respect to the Exchange Offer, the Company's determination shall be conclusive and binding absent manifest error.

EXPIRATION DATE; EXTENSIONS; TERMINATION; AMENDMENTS

     The Exchange Offer will expire at 5:00 p.m., New York City time, on June 18, 1998, unless extended by the Company as provided herein. In the event that the Exchange Offer is extended, the term 'Expiration Date' with respect to such extended Exchange Offer shall mean the time and date on which the Exchange Offer, as so extended, shall expire.

     The Company expressly reserves the right, in its sole discretion, subject to applicable law, to (i) extend or terminate the Exchange Offer and not accept for exchange any tendered Old Debentures if (a) any of the conditions specified in ' -- Conditions to the Exchange Offer' are not satisfied or waived or (b) otherwise, (ii) waive any condition to the Exchange Offer and accept all Old Debentures tendered pursuant to the Exchange Offer, (iii) extend the Exchange Offer and retain all the Old Debentures tendered pursuant to the Exchange Offer until the expiration of the Exchange Offer, subject, however, to the withdrawal rights of holders as provided in, ' -- Withdrawal Rights', (iv) amend the terms of the Exchange Offer and (v) modify the form of the consideration to be provided pursuant to the Exchange Offer.

     Any extension, termination or amendment will be followed as promptly as practicable by a public announcement and notification to the Exchange Agent. In the case of any extension, a public announcement will be issued prior to 9:00 a.m., New York City time, on the next business day after the previously scheduled Expiration Date. Without limiting the manner in which the Company may choose to make any public announcement, the Company shall have no obligation to publish, advertise or otherwise communicate any such public announcement other than by release to the Dow Jones News Service or otherwise as required by law. In the event of any extension of the Exchange Offer, all Old Debentures tendered pursuant to the Exchange Offer and not subsequently withdrawn, will remain subject to, and holders will continue to have withdrawal rights until the expiration of, the Exchange Offer.

EFFECT OF TENDER

     A tendering holder of Old Debentures that are exchanged in the Exchange Offer will not be obligated to pay transfer taxes or any fees or commissions with respect to the acquisition of their Old Debentures by the Company pursuant to the Exchange Offer. See Instruction 7 of the accompanying Letter of Transmittal. However, if the beneficial owner tenders through a Custodian, such beneficial owner may be required to pay fees or commissions to such institution.

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

ACCEPTANCE OF OLD DEBENTURES TENDERED FOR EXCHANGE; DELIVERY OF NEW DEBENTURES

     Upon the terms and subject to the conditions of the Exchange Offer, the Company will exchange Old Debentures by accepting such Old Debentures for exchange and in consideration therefor will issue a like principal amount of New Debentures. New Debentures will be delivered on the Exchange Date. The Exchange Agent will act as agent for the tendering holders for the purpose of receiving Old Debentures and delivering New Debentures to such holders. In all cases, Old Debentures will be accepted for exchange pursuant to the Exchange Offer only after timely receipt by the Exchange Agent of certificates representing Old Debentures (or confirmation of a book-entry transfer), a properly completed and duly executed Letter of Transmittal (or a manually signed facsimile thereof or satisfaction of DTC's ATOP procedures) and any other documents required thereby.

     New Debentures will be delivered only in book-entry form through DTC and only to the DTC account of the tendering holder or the tendering holder's Custodian. Accordingly, a holder who tenders Old Debentures must specify on the Letter of Transmittal the DTC participant to which New Debentures should be delivered and all necessary account information to effect such delivery. Failure to provide such information will render such holder's tender defective and the Company will have the right, which it may waive, to reject such tender. The Company and the Exchange Agent shall not incur any liability for delivering New Debentures in accordance with any instructions provided by a tendering holder.

     The Company will be deemed to have accepted for exchange (and thereby to have acquired) tendered Old Debentures as, if and when the Company gives oral (promptly confirmed in writing) or written notice to the Exchange Agent of the Company's acceptance of such Old Debentures for exchange. Old Debentures accepted for exchange by the Company will be canceled.

     If Old Debentures in a principal amount in excess of the principal amount indicated as being tendered on the Letter of Transmittal are submitted, an Old Debenture in principal amount equal to the excess principal amount over the amount indicated as tendered in the Letter of Transmittal will be issued to the tendering holder, at the Company's expense, in the same form in which such security was tendered, as promptly as practicable following the expiration or termination of the Exchange Offer. If any tendered Old Debentures are not accepted for exchange because of an invalid tender, the occurrence of certain other events set forth herein or otherwise, such Old Debentures will be returned, at the Company's expense, to the tendering holder thereof, as promptly as practicable following the expiration or termination of the Exchange Offer.

PROCEDURES FOR TENDERING OLD DEBENTURES

     Minimum Denominations. A holder may tender less than all Old Debentures held by such holder. However, Old Debentures may be tendered only in denominations of $1,000 or an integral multiple thereof.

     Tender of Old Debentures Held in Physical Form. To tender Old Debentures held in physical form, a holder must (i) complete (including the required information regarding delivery of New Debentures through DTC) and sign the Letter of Transmittal in accordance with the instructions set forth therein and
(ii) deliver the properly completed and executed Letter of Transmittal, together with any other documents required by the Letter of Transmittal and the Old Debentures in physical form, to the Exchange Agent at the address set forth under 'Available Information' prior to the Expiration Date.

     Tender of Old Debentures Held Through a Custodian. To tender Old Debentures held by a Custodian, the beneficial owner of the Old Debentures must contact the Custodian and direct the Custodian to tender such Old Debentures in accordance with the procedures set forth herein and in the Letter of Transmittal.

     The Exchange Agent and DTC have confirmed that the Exchange Offer is eligible for ATOP. Accordingly, DTC participants may electronically transmit their acceptance of the Exchange Offer by causing DTC to transfer Old Debentures to the Exchange Agent in accordance with DTC's ATOP procedures for such a transfer. DTC will then send an Agent's Message to the Exchange Agent.

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

     The term 'Agent's Message' means a message transmitted by DTC, received by the Exchange Agent and forming part of a Book-Entry Confirmation (as defined herein), which states that DTC has received an express acknowledgment from the DTC participant tendering Old Debentures which are the subject of such Book-Entry Confirmation, that such DTC participant has received and agrees to be bound by the terms of the Letter of Transmittal and that the Company may enforce such agreement against such DTC participant. In the case of an Agent's Message relating to a guaranteed delivery, the term means a message transmitted by DTC and received by the Exchange Agent, which states that DTC has received an express acknowledgment from the DTC participant tendering Old Debentures that such DTC participant has received and agrees to be bound by the Notice of Guaranteed Delivery (as described below). Holders desiring to tender Old Debentures on the Expiration Date should note that such holders must allow sufficient time for completion of the ATOP procedures during the normal business hours of DTC on that date.

     If the Custodian holds Old Debentures in physical form, the Custodian must follow the procedure set forth above under ' -- Procedures for Tendering Old Debentures -- Tender of Old Debentures Held in Physical Form'.

     If the Custodian holds Old Debentures in book-entry form through DTC (the 'Book-Entry Transfer Facility'), to tender such Old Debentures the Custodian must (i) effect a book-entry transfer (a 'Book-Entry Confirmation') of all Old Debentures to be tendered to the Exchange Agent's account at such Book-Entry Transfer Facility prior to the Expiration Date or (ii) complete (including the required information regarding delivery of New Debentures through DTC) and sign the Letter of Transmittal in accordance with the instructions set forth therein and deliver the properly completed and executed Letter of Transmittal, together with any other documents required by the Letter of Transmittal, to the Exchange Agent at the address set forth under 'Available Information' prior to the Expiration Date.

     Book-Entry Delivery Procedures. The Exchange Agent will establish promptly an account with respect to the Old Debentures at the Book-Entry Transfer Facility for purposes of the Exchange Offer. Any financial institution that is a participant in the Book-Entry Transfer Facility may make a book-entry delivery of Old Debentures by causing the Book-Entry Transfer Facility to transfer Old Debentures to the Exchange Agent's account. DELIVERY OF A LETTER OF TRANSMITTAL TO A BOOK-ENTRY TRANSFER FACILITY WILL NOT CONSTITUTE VALID DELIVERY TO THE EXCHANGE AGENT.

     Any holder whose Old Debentures have been mutilated, lost, stolen or destroyed will be responsible for obtaining replacement securities or for arranging for indemnification with The Chase Manhattan Bank, as Trustee for the Old Debentures. Holders may contact the Information Agent for assistance with such matters.

     IN ORDER FOR A TENDERING HOLDER TO BE ASSURED OF PARTICIPATING IN THE EXCHANGE OFFER, SUCH HOLDER MUST TENDER OLD DEBENTURES IN ACCORDANCE WITH THE PROCEDURES SET FORTH HEREIN AND IN THE LETTER OF TRANSMITTAL PRIOR TO THE EXPIRATION DATE. THE METHOD OF DELIVERY OF OLD DEBENTURES AND ALL OTHER REQUIRED DOCUMENTS IS AT THE OPTION AND RISK OF THE HOLDER. IF DELIVERY IS BY MAIL, REGISTERED MAIL WITH RETURN RECEIPT REQUESTED, PROPERLY INSURED, IS RECOMMENDED AND ENOUGH TIME SHOULD BE ALLOWED TO ENSURE TIMELY DELIVERY.

     Letters of Transmittal and Old Debentures must be sent only to the Exchange Agent. Do not send Letters of Transmittal or Old Debentures to the Company, the Trustee, the Information Agent or the Financial Advisor.

GUARANTEED DELIVERY PROCEDURES

     If a holder of Old Debentures wishes to tender such Old Debentures and time will not permit such holder's Old Debentures or other required documents to reach the Exchange Agent prior to the Expiration Date, or the procedure for book-entry transfer cannot be completed on a timely basis, a tender may be effected if (i) the tender is made through an Eligible Institution (as such term is defined

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

in the Letter of Transmittal), (ii) on or prior to 5:00 p.m., New York City time, on the Expiration Date, the Exchange Agent receives from such Eligible Institution a properly completed and duly executed Notice of Guaranteed Delivery, substantially in the form provided by the Company (by facsimile transmission, mail, hand delivery or by Agent's Message), setting forth the name and address of the holder of Old Debentures and the amount of Old Debentures tendered, stating that the tender is being made thereby and guaranteeing that within three NYSE trading days after the date of execution of the Notice of Guaranteed Delivery, the certificates for all physically tendered Old Debentures, in proper form for transfer, or a Book-Entry Confirmation, as the case may be, together with a properly completed and duly executed Letter of Transmittal (or manually signed facsimile thereof or Agent's Message in lieu thereof) with any required signature guarantees and any other documents required by the Letter of Transmittal will be deposited by the Eligible Institution with the Exchange Agent, and (iii) the certificates for all physically tendered Old Debentures, in proper form for transfer, or a Book-Entry Confirmation, as the case may be, together with a properly completed and duly executed Letter of Transmittal (or manually signed facsimile thereof) with any required signature guarantees, and any other documents required by the Letter of Transmittal are deposited by the Eligible Institution within three NYSE trading days after the date of execution of the Notice of Guaranteed Delivery.

PROPER EXECUTION AND DELIVERY OF LETTER OF TRANSMITTAL

     In general, all signatures on a Letter of Transmittal or a notice of withdrawal must be guaranteed by an Eligible Institution; however, such signatures need not be guaranteed if (a) the Letter of Transmittal is signed by the holder of the Old Debentures tendered thereby or by a participant in a Book-Entry Transfer Facility whose name appears on a security position listing as the holder of the Old Debentures tendered thereby and such holder has not completed the portion entitled 'Special Delivery Instructions' on the Letter of Transmittal, or (b) such Old Debentures tendered are for the account of an Eligible Institution.

     If the Letter of Transmittal is signed by the holder of the Old Debentures tendered thereby or a participant in a Book-Entry Transfer Facility whose name appears on a security position listing with respect to the Old Debentures tendered thereby, the signature must correspond with the name as written on the face of the Old Debentures or on the security position listing, respectively, without any change whatsoever. If any of the Old Debentures tendered thereby are held by two or more holders, all such holders must sign the Letter of Transmittal. If any of the Old Debentures tendered thereby are registered in different names on different Old Debentures, it will be necessary to complete, sign and submit as many separate Letters of Transmittal as there are different registrations.

     If the Letter of Transmittal is signed by a person other than the holder of the Old Debentures tendered thereby or a participant in a Book-Entry Transfer Facility whose name appears on a security position listing with respect to the Old Debentures tendered thereby, the Old Debentures must be endorsed or accompanied by appropriate instruments of transfer, in either case, signed exactly as the name of the holder appears on the face of the Old Debentures or on the security position listing with respect thereto. If the Letter of Transmittal or any Old Debentures, proxy or instrument of transfer is signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity, such person must so indicate when signing, and proper evidence satisfactory to the Exchange Agent of the authority of such person so to act must be submitted.

     New Debentures will be delivered only in book-entry form through DTC and only to the DTC account of the holder or the holder's Custodian. If Old Debentures not tendered or not exchanged are to be delivered to a person other than the holder of the Old Debentures tendered, or to an address other than that of the holder of the Old Debentures tendered, such holder should indicate in the portion of the Letter of Transmittal entitled 'Special Delivery Instructions' the person and/or address to which such Old Debentures are to be delivered. If Old Debentures not tendered or not exchanged are to be issued to a person other than the holder of the Old Debentures tendered: (i) the employer identification or social security number of the person to whom issuance is to be made must be indicated on the

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

Letter of Transmittal; and (ii) the Old Debentures must be endorsed or accompanied by appropriate instruments of transfer, signed exactly as the name of the holder appears on the face of the Old Debentures or the security position listing with respect thereto, with the signature on the certificates or instruments of transfer guaranteed by an Eligible Institution. If no such instructions are given, any Old Debentures not tendered or exchanged will be delivered to the holder of the Old Debentures tendered.

     Because New Debentures will be delivered only in book-entry form through DTC, a holder who tenders Old Debentures must specify on the Letter of Transmittal the DTC participant to which New Debentures should be delivered and all necessary account information to effect such delivery. Such DTC participant must be either the holder or a Custodian for the holder. Failure to provide such information will render such holder's tender defective and the Company will have the right, which it may waive, to reject such tender. Holders who anticipate tendering other than through DTC are urged to contact promptly a Custodian that has the capability to hold securities through DTC to arrange for receipt of any New Debentures to be delivered pursuant to the Exchange Offer and to obtain the information necessary to complete the account information table in the Letter of Transmittal.

     No alternative, conditional, irregular or contingent tenders will be accepted. By executing the Letter of Transmittal, the holder of Old Debentures waives any right to receive any notice of the acceptance for exchange of such holder's Old Debentures, except as otherwise provided herein.

     All questions as to the validity, form, eligibility (including time of receipt) and acceptance of tendered Old Debentures will be determined by the Company, whose determination shall be conclusive and binding. The Company reserves the absolute right to reject any or all tenders that are not in proper form or the acceptance of which may be, in the opinion of counsel for the Company, unlawful. The Company also reserves the absolute right to waive any condition of the Exchange Offer as set forth under ' -- Conditions to the Exchange Offer' and any irregularities or conditions of tender as to particular Old Debentures. The Company's interpretation of the terms and conditions of the Exchange Offer (including the instructions in the Letters of Transmittal) shall be conclusive and binding.

     Unless waived, any irregularities in connection with tenders must be cured within such time as the Company may determine. The Company, the Exchange Agent and the Information Agent shall not be under any duty to give notification of defects in such tenders and shall not incur liability for any failure to give such notification. Tenders of Old Debentures will not be deemed to have been made until such irregularities have been cured or waived. Any Old Debentures received by the Exchange Agent that are not properly tendered and as to which the irregularities have not been cured or waived will be returned by the Exchange Agent to the holder, unless otherwise provided in the Letter of Transmittal, as soon as practicable following the Expiration Date.

CONDITIONS TO THE EXCHANGE OFFER

     Notwithstanding any other provisions of the Exchange Offer or any extension of the Exchange Offer, the Company will not be required to issue New Debentures and may terminate the Exchange Offer by oral (promptly confirmed in writing) or written notice to the Exchange Agent, or, at its option, modify or otherwise amend the Exchange Offer with respect to such Old Debentures, if any of the following conditions has not been satisfied, on or prior to the Expiration Date:

          (a) there shall not have been any action taken or threatened, or any statute, rule, regulation, judgment, order, stay, decree or injunction promulgated, enacted, entered, enforced by or before any court or governmental regulatory or administrative agency or authority or tribunal, domestic or foreign, which (i) challenges the making of the Exchange Offer or the exchange of Old Debentures for New Debentures pursuant to the Exchange Offer (the 'Exchange'), or might, directly or indirectly, prohibit, prevent, restrict or delay consummation of the Exchange Offer or the Exchange, or might otherwise adversely affect in any material manner the Exchange Offer or the Exchange or (ii) in the sole judgment of the Company, could materially adversely affect the business, condition (financial or otherwise), income, operations, properties, assets, liabilities or prospects of the Company and its subsidiaries, taken as a whole, or materially impair the contemplated benefits of

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

     the Exchange Offer or the Exchange to the Company or might be material to holders of Old Debentures in deciding whether to accept the Exchange Offer;

          (b) there shall not have occurred or be likely to occur any event (i) affecting the business condition (financial or otherwise), income, operations, properties, assets, liabilities or prospects of the Company that, in the sole judgment of the Company, would or might prohibit, prevent, restrict or delay consummation of the Exchange Offer or the Exchange or (ii) that in the sole judgment of the Company will, or is reasonably likely to, materially impact the contemplated benefits, including economic benefits or accounting treatment, of the Exchange Offer or the Exchange to the Company or (iii) that might be material to holders of Old Debentures in deciding whether to accept the Exchange Offer;

          (c) there shall not have occurred (i) any general suspension of or limitation on trading in securities on the NYSE or in the over-the-counter market (whether or not mandatory), (ii) any material adverse change in the price of the Old Debentures, (iii) a material impairment in the general trading market for debt securities, (iv) a declaration of a banking moratorium or any suspension of payments in respect of banks by federal or state authorities in the United States (whether or not mandatory), (v) a commencement or escalation of a war, armed hostilities or other national or international crisis directly or indirectly relating to the United States,
     (vi) any limitation (whether or not mandatory) by any governmental authority on, or other event having a reasonable likelihood of affecting, the extension of credit by banks or other lending institutions in the United States, or (vii) any material adverse change in United States securities or financial markets generally, or in the case of any of the foregoing existing at the time of the commencement of the Exchange Offer, a material acceleration or worsening thereof;

          (d) the Trustee shall not have objected in any respect to, or taken any action that could in the sole judgment of the Company adversely affect the consummation of, the Exchange Offer or the Exchange nor shall the Trustee have taken any action that challenges the validity or effectiveness of the procedures used by the Company in making the Exchange Offer or the Exchange;

          (e) there shall not have occurred, been proposed or been announced any tender or exchange offer with respect to any class of the Company's equity securities, or any merger, acquisition, business combination or other similar transaction with or involving the Company or any subsidiary thereof;

          (f) there shall not have occurred any change in the business, condition (financial or other), income, operations or prospects of the Company and its subsidiaries taken as a whole (including, without limitation, any downgrade in the credit ratings of any securities of the Company or any of its subsidiaries by Moody's or S&P or any announcement by Moody's or S&P that it has placed any such rating under surveillance or review with possible negative implications), which, in the sole judgment of the Company, is or may be materially adverse to the Company; and

          (g) (i) no person, entity or 'group' (as that term is used in Section 13(d)(3) of the Exchange Act) shall have acquired, or proposed to acquire, beneficial ownership of more than 5% of the Company's outstanding common stock, (ii) no group shall have been formed which beneficially owns more than 5% of the Company's outstanding common stock and (iii) no person, entity or group shall have filed a Notification and Report Form under the Hart-Scott-Rodino Antitrust Improvement Act of 1976, or made a public announcement reflecting an intent to acquire the Company or any of its subsidiaries or any of their respective assets or securities.

     If any of the foregoing conditions is not satisfied, the Company may (i) terminate the Exchange Offer and return such Old Debentures to the holders who tendered them, (ii) extend the Exchange Offer and retain all tendered Old Debentures until the expiration of the Exchange Offer, as extended, subject, however, to the withdrawal rights of holders, see ' -- Withdrawal Rights' and ' -- Expiration Date; Extensions; Termination; Amendments', or (iii) waive any of the conditions with respect to the Exchange Offer and accept all Old Debentures tendered therein.

     The foregoing conditions are for the sole benefit of the Company and may be waived by the Company, in whole or in part, in its sole discretion. Any determination made by the Company concerning an event, development or circumstance described or referred to above shall be conclusive and binding.

     In addition, the Company reserves the right, in its sole discretion, to purchase or make offers for any Old Debentures that remain outstanding subsequent to the completion or termination of the Exchange Offer. The terms of any such purchase or offer could differ from the terms of the Exchange Offer.

WITHDRAWAL RIGHTS

     Tendered Old Debentures may be withdrawn by the holder prior to the Expiration Date.

     A holder of Old Debentures who tendered Old Debentures in physical form may withdraw the Old Debentures tendered by providing a written notice of withdrawal (or manually signed facsimile thereof) to the Exchange Agent, at its address set forth under 'Available Information', prior to the Expiration Date, which notice must contain: (i) the name of the person who tendered the Old Debentures; (ii) a description of the Old Debentures to be withdrawn; (iii) the certificate number or numbers shown on the particular certificate or certificates evidencing such Old Debentures; (iv) the aggregate principal amount represented by such Old Debentures; (v) the signature of the holder of such Old Debentures executed in the same manner as the original signature on the Letter of Transmittal (including a signature guarantee, if such original signature was guaranteed); and (vi) if such Old Debentures are owned by a new beneficial owner, evidence satisfactory to the Company that the person withdrawing the tender has succeeded to the beneficial ownership of the Old Debentures.

     If a beneficial owner of Old Debentures tendered through a Custodian wishes to withdraw the Old Debentures tendered, such beneficial owner must contact the Custodian and direct the Custodian to withdraw such Old Debentures in accordance with the following procedures. In order to withdraw such Old Debentures the Custodian must provide a written notice of withdrawal (or manually signed facsimile thereof) to the Exchange Agent, at its address set forth under 'Available Information', prior to the Expiration Date, which notice must contain: (i) the name of the person who tendered the Old Debentures; (ii) a description of the Old Debentures to be withdrawn; (iii) the certificate number or numbers shown on the particular certificate or certificates evidencing such Old Debentures (if Old Debentures were tendered in physical form); (iv) the aggregate principal amount represented by such Old Debentures; and (v) if such Old Debentures are owned by a new beneficial owner, evidence satisfactory to the Company that the person withdrawing the tender has succeeded to the beneficial ownership of the Old Debentures. If the Old Debentures were tendered by book-entry transfer, the Custodian also must debit the Exchange Agent's account at the Book-Entry Transfer Facility through which the tender was made of all Old Debentures to be withdrawn.

     A PURPORTED NOTICE OF WITHDRAWAL WHICH LACKS ANY OF THE REQUIRED INFORMATION WILL NOT BE AN EFFECTIVE WITHDRAWAL OF A TENDER PREVIOUSLY MADE. TENDERS MAY NOT BE WITHDRAWN AFTER THE EXPIRATION DATE.

     Holders who have tendered in the Exchange Offer will continue to have withdrawal rights following any extension of the Expiration Date. Any permitted withdrawals of tenders of Old Debentures may not be rescinded, and any Old Debentures so withdrawn will thereafter be deemed not validly tendered for purposes of the Exchange Offer and the holder thereof will be deemed to have rejected the Exchange Offer. However, withdrawn Old Debentures may be re-tendered prior to the Expiration Date by following the procedures for tendering described above.

     All questions as to the validity (including time of receipt) of notices of withdrawal will be determined by the Company, whose determination will be conclusive and binding. None of the Company, the Exchange Agent or any other person will be under any duty to give notification of any defects or irregularities in any notice of withdrawal or incur any liability for failure to give any such notification.

TRANSFER TAXES

     The Company will pay all transfer taxes, if any, applicable to the transfer and acquisition of Old Debentures pursuant to the Exchange Offer. If, however, substitute Old Debentures for amounts not tendered or not exchanged are to be delivered to, or are to be registered in the name of, any person other than the holder of Old Debentures tendered, or if tendered Old Debentures are registered in the name of any person other than the person signing the Letter of Transmittal, or if a transfer tax is imposed for any reason other than the transfer to or acquisition by the Company of Old Debentures pursuant to the Exchange Offer, the amount of any such transfer taxes (whether imposed on the holder or any other persons) shall be payable by the holder. If satisfactory evidence of payment of such taxes or exemption therefrom is not submitted with the appropriate Letter of Transmittal, the amount of such transfer taxes will be billed directly to such holder and/or withheld from any payments due with respect to the Old Debentures tendered by such holder.

FINANCIAL ADVISOR

     The Company has engaged Deutsche Morgan Grenfell Inc. to act as Financial Advisor in connection with the Exchange Offer. Any holder who has questions concerning the terms of the Exchange Offer or who would like current information regarding the Benchmark Treasury Yields, the reference yields, the reference prices or the New Coupon may contact the Financial Advisor at (212) 469-7512 or at the address set forth under 'Available Information'.

     The Company has agreed to pay the Financial Advisor a financial advisory fee for its services and to reimburse the Financial Advisor for its reasonable out-of-pocket expenses, including reasonable fees and expenses of legal counsel, and the Company has agreed to indemnify the Financial Advisor against certain liabilities, including certain liabilities under the federal securities laws, in connection with the Exchange Offer. In the past, the Financial Advisor has provided other investment banking and financial advisory services to the Company.

EXCHANGE AGENT

     The Chase Manhattan Bank has been appointed Exchange Agent for the Exchange Offer. The Company will pay the Exchange Agent reasonable and customary fees for its services and will reimburse it for its reasonable out-of-pocket expenses in connection therewith. Letters of Transmittal and all correspondence in connection with the Exchange Offer must be sent or delivered to the Exchange Agent at the address set forth under 'Available Information'.

INFORMATION AGENT

     Georgeson & Company Inc. has been appointed Information Agent for the Exchange Offer. The Company will pay the Information Agent reasonable and customary fees for its services and will reimburse it for its reasonable out-of-pocket expenses in connection therewith.

     Any questions concerning the tender procedures or requests for assistance or additional copies of this Offering Circular or the Letters of Transmittal may be directed to the Information Agent at the address and telephone number set forth under 'Available Information'. Holders of Old Debentures may also contact the Financial Advisor or their broker, dealer, commercial bank, trust company or other nominee for assistance concerning the Exchange Offer.

                         DESCRIPTION OF NEW DEBENTURES

     The following summary of certain provisions of the New Debentures and the Indenture does not purport to be complete and is subject, and is qualified in its entirety by reference, to all the provisions of the New Debentures and the Indenture, including the definitions therein of certain terms.

GENERAL

     The New Debentures will be issued under the Indenture dated as of October 1, 1985 between the Company and The Chase Manhattan Bank, as trustee, as supplemented by the First Supplemental Indenture dated as of February 1, 1991 and the Second Supplemental Indenture (the 'Second Supplemental Indenture') dated as of November 1, 1997 (as so supplemented, the 'Indenture'). The Old Debentures were issued under the same Indenture as the New Debentures will be issued under, except that the Supplemental Indentures did not apply to the Old Debentures. See ' -- Other Provisions'. The following statements with respect to the New Debentures are subject to the detailed provisions of the Indenture. Whenever any particular provision of the Indenture or any term used therein is referred to, such provision or term is incorporated by reference as a part of the statement in connection with which such reference is made, and the statement in connection with which such reference is made is qualified in its entirety by such reference.

     The New Debentures will be unsecured and unsubordinated obligations of the Company and will mature on June 1, 2033. The New Debentures are not subject to redemption prior to maturity.

     The New Debentures will bear interest from June 1, 1998 at the New Coupon, payable on June 1 and December 1 of each year, commencing December 1, 1998, to the person in whose name the New Debenture was registered at the close of business on the preceding May 15 and November 15, respectively, subject to certain exceptions.

     The Company does not intend to apply for listing of the New Debentures on the NYSE or any other exchange.

BOOK-ENTRY, DELIVERY AND FORM

     The New Debentures will be issued in the form of one fully registered Global Debenture. The Global Debenture will be deposited with, or on behalf of DTC and registered in the name of Cede & Co., DTC's nominee.

     Beneficial interests in the Global Debenture will be represented through book-entry accounts of financial institutions acting on behalf of beneficial owners as direct and indirect participants in DTC. Except as set forth below, the Global Debenture may be transferred, in whole and not in part, only to another nominee of DTC or to a successor of DTC or its nominee.

     DTC has advised as follows: It is a limited-purpose trust company which was created to hold securities for its participating organizations ('DTC participants') and to facilitate the clearance and settlement of securities transactions in such securities between DTC participants through electronic book-entry changes in accounts of DTC participants. DTC participants include securities brokers and dealers, banks and trust companies, clearing corporations and certain other organizations. Access to DTC's system is also available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a DTC participant, either directly or indirectly ('indirect participants'). Persons who are not DTC participants may beneficially own securities held by DTC only through DTC participants or indirect participants.

     DTC advises that pursuant to procedures established by it (i) upon issuance of the New Debentures by the Company, DTC will credit the accounts of DTC participants whose Old Debentures were exchanged pursuant to the Exchange Offer with the principal amount of the New Debentures so exchanged, and (ii) ownership of beneficial interests in the Global Debenture will be shown on, and the transfer of that ownership will be effected only through, records maintained by DTC, the DTC participants and the indirect participants. The laws of some states require that certain persons take physical delivery in definitive form of securities which they own. Consequently, the ability to transfer beneficial interests in the Global Debenture is limited to such extent.

     So long as a nominee of DTC is the registered owner of the Global Debenture, such nominee for all purposes will be considered the sole owner or holder of the New Debentures under the Indenture. Except as provided below, owners of beneficial interests in the Global Debenture will not be entitled to have New Debentures registered in their names, will not receive or be entitled to receive physical delivery of New Debentures in definitive form, and will not be considered the owners or holders thereof under the Indenture.

     Neither the Company, the Trustee, any Paying Agent nor the Security Registrar will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the Global Debenture, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

     Principal and interest payments on the New Debentures registered in the name of DTC's nominee will be made by the Trustee to DTC. Under the terms of the Indenture, the Company and the Trustee will treat the persons in whose names the New Debentures are registered as the owners of such New Debentures for the purpose of receiving payment of principal and interest on such New Debentures and for all other purposes whatsoever. Therefore, neither the Company, the Trustee nor any Paying Agent has any direct responsibility or liability for the payment of principal or interest on the New Debentures to owners of beneficial interests in the Global Debenture. DTC has advised the Company and the Trustee that its present practice is, upon receipt of any payment of principal or interest, to immediately credit the accounts of the DTC participants with such payment in amounts proportionate to their respective holdings in principal amount of beneficial interests in the Global Debenture as shown on the records of DTC. Payments by DTC participants and indirect participants to owners of beneficial interests in the Global Debenture will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in 'street name', and will be the responsibility of the DTC participants or indirect participants.

     If DTC is at any time unwilling or unable to continue as depository and a successor depository is not appointed by the Company within 90 days, the Company will issue New Debentures in definitive form in exchange for the Global Debenture. In addition, the Company may at any time determine not to have the New Debentures represented by a Global Debenture and, in such event, will issue New Debentures in definitive form in exchange for the Global Debenture. In either instance, an owner of a beneficial interest in the Global Debenture will be entitled to have New Debentures equal in principal amount to such beneficial interest registered in its name and will be entitled to physical delivery of such New Debentures endorsed thereon in definitive form. New Debentures so issued in definitive form will be issued in denominations of $1,000 and integral multiples thereof and will be issued in registered form only, without coupons.

SAME-DAY SETTLEMENT AND PAYMENT

     All payments of principal and interest on the New Debentures will be made by the Company in immediately available funds.

     Secondary trading in long-term notes and debentures of corporate issuers is generally settled in clearing-house or next-day funds. In contrast, the New Debentures will trade in DTC's Same-Day Funds Settlement System until maturity, and secondary market trading activity in the New Debentures will therefore be required by DTC to settle in immediately available funds. No assurance can be given as to the effect, if any, of settlement in immediately available funds on trading activity in the New Debentures.

OTHER PROVISIONS

     In general, the provisions in the Indenture with respect to the Company's limitations on liens, merger and consolidation of the Company, events of default, defeasance and modification of the

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

Indenture that apply to the Old Debentures also will apply to the New Debentures; except that pursuant to the Second Supplemental Indenture (a) the New Debentures will be subject to covenant defeasance and (b) the clause in the merger and consolidation covenant prohibiting a merger, consolidation or sale of substantially all of the Company's assets if, as a result, such assets would be encumbered without equally securing the outstanding debts under the old Indenture, has been eliminated.

                  CERTAIN U.S. FEDERAL INCOME TAX CONSEQUENCES

     The following discussion is a summary of certain U.S. Federal income tax consequences of the Exchange Offer to holders of Old Debentures and of the ownership and disposition of New Debentures acquired pursuant to the Exchange Offer. This summary is based on the Internal Revenue Code of 1986, as amended (the 'Code'), Treasury Regulations, Internal Revenue Service ('IRS') rulings, official pronouncements and judicial decisions, all as in effect on the date hereof and all of which are subject to change, possibly with retroactive effect, or different interpretations. This summary is applicable only to persons who hold Old Debentures as capital assets and who will hold New Debentures as capital assets. This summary does not discuss all the U.S. Federal income tax consequences that may be relevant to a holder in light of the holder's particular circumstances. In particular, this summary does not address any special rules that may be applicable to insurance companies, tax-exempt persons, financial institutions, regulated investment companies, dealers in securities or currencies, pass-through entities, persons that hold Old Debentures or New Debentures as part of an integrated investment (including a 'straddle') consisting of Old Debentures or New Debentures and one or more other positions, foreign corporations, persons who are not citizens or residents of the United States, or persons whose functional currency is other than the United States dollar. In addition, this summary does not address any state or local tax considerations that may be relevant to a holder's decision to exchange Old Debentures for New Debentures pursuant to the Exchange Offer.

     THE FOLLOWING IS NOT TAX ADVICE TO ANY HOLDER OF OLD DEBENTURES. ALL HOLDERS OF OLD DEBENTURES SHOULD CONSULT THEIR OWN TAX ADVISORS REGARDING THE UNITED STATES FEDERAL, STATE AND LOCAL TAX CONSEQUENCES OF THE EXCHANGE OF OLD DEBENTURES FOR NEW DEBENTURES AND OF THE OWNERSHIP AND DISPOSITION OF NEW DEBENTURES RECEIVED IN THE EXCHANGE OFFER IN LIGHT OF THEIR OWN PARTICULAR CIRCUMSTANCES.

EXCHANGE OF OLD DEBENTURES FOR NEW DEBENTURES

     The Exchange will constitute a recapitalization within the meaning of section 368(a)(1)(E) of the Code. A holder of Old Debentures who exchanges Old Debentures for New Debentures will recognize no gain or loss on the Exchange. However, a cash-basis holder of Old Debentures who exchanges an Old Debenture for a New Debenture may be required to recognize as interest income received on the Exchange Date (rather than when paid) an amount equal to the interest accrued on such Old Debenture from June 1, 1998 through the Exchange Date. Any Accrued Interest Differential and the portion of the first interest payment on the New Debentures that represents stated interest accrued from June 1, 1998 through the Exchange Date should be treated as a payment in respect of interest accrued on the Old Debentures.

     An exchanging holder's tax basis in New Debentures received in the Exchange will be the same as such holder's tax basis in the Old Debentures exchanged. An exchanging holder's holding period for the New Debentures received in the Exchange will include its holding period for the Old Debentures exchanged.

     If a holder's tax basis in Old Debentures immediately after the acquisition of Old Debentures exceeded the principal amount of such Old Debentures, such excess constituted amortizable bond premium which the holder may have elected to amortize under a constant yield method under section 171 of the Code. If such an electing holder exchanges Old Debentures for New Debentures, the

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

remaining bond premium on the Old Debentures will carry over to and become bond premium on the New Debentures and would be amortizable over the term of the New Debentures as discussed below.

     Some holders of Old Debentures may have acquired them at a 'market discount'. For this purpose, 'market discount' is the excess (if any) of the principal amount over the holder's acquisition price, subject to a statutory de minimis exception. While accrued market discount generally must be recognized to the extent of gain realized on the disposition of a market discount debt instrument, the Exchange will not cause any exchanging holders of Old Debentures who acquired them at a market discount to recognize any accrued market discount as income. Instead, any accrued market discount on Old Debentures that are exchanged for New Debentures will attach to the New Debentures. In addition, unaccrued market discount on such Old Debentures will carry over to the New Debentures and will accrue over the extended term of the New Debentures.

NEW DEBENTURES

     Stated Interest on New Debentures. In general, interest based on the stated interest rate of the New Debentures from and after the Exchange Date will be ordinary income, taxable when accrued, in the case of a holder utilizing the accrual method of accounting, or when received, in the case of a holder utilizing the cash method of accounting.

     No Original Issue Discount. The New Debentures will not be treated as issued with original issue discount ('OID'), because their 'stated redemption price at maturity' will not exceed their 'issue price'.

     Bond Premium. If a holder's tax basis in New Debentures immediately after the Exchange exceeds the principal amount of such New Debentures, such excess will constitute amortizable bond premium which the holder may elect to amortize under a constant yield method under section 171 of the Code. A holder that elects to amortize bond premium must reduce the tax basis in the New Debentures by the amount so amortized. The amortizable bond premium will be treated as an offset to interest income rather than as a separate deduction item. An election to amortize bond premium under section 171 of the Code by a holder will apply to all obligations owned or acquired by the holder in the current and all subsequent taxable years and may not be revoked without the permission of the IRS. If an election to amortize bond premium is not made, a holder must include the full amount of each interest payment in income in accordance with its regular method of accounting and will receive a tax benefit from the premium only in computing gain or loss upon the redemption, sale or other disposition of the New Debentures.

     Sale of the New Debentures. In general, upon a sale or other disposition of the New Debentures, a holder will recognize gain or loss equal to the difference between (i) the amount realized on the disposition (other than amounts attributable to accrued interest) and (ii) the holder's tax basis in the New Debentures. Such gain or loss will generally be capital gain or loss (subject to the market discount rules).

BACKUP WITHHOLDING

     A holder of New Debentures may be subject to backup withholding at a rate of 31 percent with respect to interest paid (or the proceeds of a redemption) sale or other disposition of the New Debentures, unless the holder provides its taxpayer identification number and certain required certifications to the payor or otherwise establishes an exemption. Any amounts so withheld would be allowed as a credit against the holder's federal income tax liability.

                              PLAN OF DISTRIBUTION

     The Company will exchange New Debentures for Old Debentures. Accordingly, the Company will not receive any proceeds from the exchange of New Debentures for Old Debentures.

     Based on an interpretation by the staff of the Division of Corporation Finance of the Commission, the Company believes that the New Debentures issued pursuant to the Exchange Offer may be offered

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

for resale, resold and otherwise transferred by any holder thereof without compliance with the registration requirements of the Securities Act.

     The Company has not entered into any arrangement or understanding with any person to distribute the New Debentures to be received in the Exchange Offer and, to the best of the Company's information and belief, each person participating in the Exchange Offer is acquiring the New Debentures in the ordinary course of business and has no arrangement or understanding with any person to participate in the distribution of the New Debentures.

     The Company has agreed to pay all expenses incident to the Exchange Offer (other than commissions or concessions of any brokers or dealers).

                           VALIDITY OF NEW DEBENTURES

     The validity of the New Debentures will be passed upon for the Company by
J. Edward Smith, Senior Counsel, Corporate and Finance, of the Company.

                            INDEPENDENT ACCOUNTANTS

     The consolidated financial statements of the Company included in the Annual Report on Form 10-K of the Company for the fiscal year ended December 31, 1997, have been audited by Price Waterhouse LLP, independent accountants, as set forth in their report dated January 28, 1998 accompanying such financial statements.

     With respect to the unaudited consolidated financial information of the Company for the three month periods ended March 31, 1998 and 1997, incorporated by reference in this Offering Circular, Price Waterhouse reported that they have applied limited procedures in accordance with professional standards for a review of such information. However, their separate report dated April 22, 1998 incorporated by reference herein, states that they did not audit and they did not express an opinion on that unaudited financial information. Price Waterhouse has not carried out any significant or additional tests beyond those which would have been necessary if their report had not been included. Accordingly, the degree of reliance on their report on such information should be restricted in light of the limited nature of the review procedures applied.

                                    TABLE A

             REFERENCE     REFERENCE     REFERENCE               REFERENCE                        SPREAD
BENCHMARK      YIELD         PRICE         YIELD                   PRICE                       DIFFERENTIAL      ACCRUED
TREASURY     OF THE OLD    OF THE OLD    OF THE NEW     NEW      OF THE NEW       PRICE           (BASIS         INTEREST
  YIELD      DEBENTURES    DEBENTURES    DEBENTURES    COUPON    DEBENTURES    DIFFERENTIAL      POINTS)       DIFFERENTIAL
---------    ----------    ----------    ----------    ------    ----------    ------------    ------------    ------------
  5.40%         6.12%      $ 1,364.85       6.28%      8.980%    $ 1,380.28       $15.43           24.4          $  0.34667
  5.41%         6.13%      $ 1,363.50       6.29%      8.985%    $ 1,379.14       $15.64           24.6          $  0.34333
  5.42%         6.14%      $ 1,362.15       6.30%      8.985%    $ 1,377.30       $15.15           24.3          $  0.34333
  5.43%         6.15%      $ 1,360.81       6.31%      8.990%    $ 1,376.16       $15.35           24.4          $  0.34000
  5.44%         6.16%      $ 1,359.46       6.32%      8.995%    $ 1,375.03       $15.57           24.6          $  0.33667
  5.45%         6.17%      $ 1,358.12       6.33%      8.995%    $ 1,373.20       $15.08           24.3          $  0.33667
  5.46%         6.18%      $ 1,356.78       6.34%      9.000%    $ 1,372.07       $15.29           24.5          $  0.33333
  5.47%         6.19%      $ 1,355.45       6.35%      9.005%    $ 1,370.94       $15.49           24.6          $  0.33000
  5.48%         6.20%      $ 1,354.11       6.36%      9.005%    $ 1,369.12       $15.01           24.3          $  0.33000
  5.49%         6.21%      $ 1,352.78       6.37%      9.010%    $ 1,368.00       $15.22           24.5          $  0.32667
  5.50%         6.22%      $ 1,351.44       6.38%      9.015%    $ 1,366.89       $15.45           24.6          $  0.32333
  5.51%         6.23%      $ 1,350.11       6.39%      9.020%    $ 1,365.77       $15.66           24.7          $  0.32000
  5.52%         6.24%      $ 1,348.78       6.40%      9.020%    $ 1,363.97       $15.19           24.5          $  0.32000
  5.53%         6.25%      $ 1,347.46       6.41%      9.025%    $ 1,362.86       $15.40           24.6          $  0.31667
  5.54%         6.26%      $ 1,346.13       6.42%      9.030%    $ 1,361.75       $15.62           24.8          $  0.31333
  5.55%         6.27%      $ 1,344.81       6.43%      9.030%    $ 1,359.95       $15.14           24.5          $  0.31333
  5.56%         6.28%      $ 1,343.49       6.44%      9.035%    $ 1,358.85       $15.36           24.7          $  0.31000
  5.57%         6.29%      $ 1,342.17       6.45%      9.040%    $ 1,357.75       $15.58           24.8          $  0.30667
  5.58%         6.30%      $ 1,340.85       6.46%      9.040%    $ 1,355.97       $15.12           24.5          $  0.30667
  5.59%         6.31%      $ 1,339.54       6.47%      9.045%    $ 1,354.87       $15.33           24.7          $  0.30333
  5.60%         6.32%      $ 1,338.22       6.48%      9.050%    $ 1,353.78       $15.56           24.8          $  0.30000
  5.61%         6.33%      $ 1,336.91       6.49%      9.050%    $ 1,352.00       $15.09           24.6          $  0.30000
  5.62%         6.34%      $ 1,335.60       6.50%      9.055%    $ 1,350.92       $15.32           24.7          $  0.29667
  5.63%         6.35%      $ 1,334.29       6.51%      9.060%    $ 1,349.83       $15.54           24.9          $  0.29333
  5.64%         6.36%      $ 1,332.99       6.52%      9.060%    $ 1,348.07       $15.08           24.6          $  0.29333
  5.65%         6.37%      $ 1,331.68       6.53%      9.065%    $ 1,346.99       $15.31           24.8          $  0.29000
  5.66%         6.38%      $ 1,330.38       6.54%      9.070%    $ 1,345.91       $15.53           24.9          $  0.28667
  5.67%         6.39%      $ 1,329.08       6.55%      9.070%    $ 1,344.16       $15.08           24.7          $  0.28667
  5.68%         6.40%      $ 1,327.78       6.56%      9.075%    $ 1,343.09       $15.31           24.8          $  0.28333
  5.69%         6.41%      $ 1,326.48       6.57%      9.080%    $ 1,342.02       $15.54           25.0          $  0.28000
  5.70%         6.42%      $ 1,325.19       6.58%      9.080%    $ 1,340.27       $15.08           24.7          $  0.28000
  5.71%         6.43%      $ 1,323.89       6.59%      9.085%    $ 1,339.21       $15.32           24.9          $  0.27667
  5.72%         6.44%      $ 1,322.60       6.60%      9.090%    $ 1,338.15       $15.55           25.0          $  0.27333
  5.73%         6.45%      $ 1,321.31       6.61%      9.090%    $ 1,336.41       $15.10           24.8          $  0.27333
  5.74%         6.46%      $ 1,320.02       6.62%      9.095%    $ 1,335.35       $15.33           24.9          $  0.27000
  5.75%         6.47%      $ 1,318.74       6.63%      9.100%    $ 1,334.30       $15.56           25.1          $  0.26667
  5.76%         6.48%      $ 1,317.45       6.64%      9.100%    $ 1,332.57       $15.12           24.8          $  0.26667
  5.77%         6.49%      $ 1,316.17       6.65%      9.105%    $ 1,331.53       $15.36           25.0          $  0.26333
  5.78%         6.50%      $ 1,314.89       6.66%      9.110%    $ 1,330.48       $15.59           25.2          $  0.26000
  5.79%         6.51%      $ 1,313.61       6.67%      9.110%    $ 1,328.76       $15.15           24.9          $  0.26000
  5.80%         6.52%      $ 1,312.33       6.68%      9.115%    $ 1,327.72       $15.39           25.1          $  0.25667
  5.81%         6.53%      $ 1,311.06       6.69%      9.120%    $ 1,326.68       $15.62           25.2          $  0.25333
  5.82%         6.54%      $ 1,309.78       6.70%      9.120%    $ 1,324.97       $15.19           25.0          $  0.25333
  5.83%         6.55%      $ 1,308.51       6.71%      9.125%    $ 1,323.94       $15.43           25.1          $  0.25000
  5.84%         6.56%      $ 1,307.24       6.72%      9.125%    $ 1,322.24       $15.00           24.9          $  0.25000
  5.85%         6.57%      $ 1,305.97       6.73%      9.130%    $ 1,321.21       $15.24           25.1          $  0.24667
  5.86%         6.58%      $ 1,304.71       6.74%      9.135%    $ 1,320.18       $15.47           25.2          $  0.24333
  5.87%         6.59%      $ 1,303.44       6.75%      9.135%    $ 1,318.49       $15.05           25.0          $  0.24333
  5.88%         6.60%      $ 1,302.18       6.76%      9.140%    $ 1,317.47       $15.29           25.1          $  0.24000
  5.89%         6.61%      $ 1,300.92       6.77%      9.145%    $ 1,316.45       $15.53           25.3          $  0.23667
  5.90%         6.62%      $ 1,299.66       6.78%      9.145%    $ 1,314.77       $15.11           25.1          $  0.23667
  5.91%         6.63%      $ 1,298.40       6.79%      9.150%    $ 1,313.75       $15.35           25.2          $  0.23333
  5.92%         6.64%      $ 1,297.14       6.80%      9.155%    $ 1,312.74       $15.60           25.4          $  0.23000
  5.93%         6.65%      $ 1,295.89       6.81%      9.155%    $ 1,311.07       $15.18           25.2          $  0.23000
  5.94%         6.66%      $ 1,294.64       6.82%      9.160%    $ 1,310.06       $15.42           25.3          $  0.22667
  5.95%         6.67%      $ 1,293.38       6.83%      9.160%    $ 1,308.39       $15.01           25.1          $  0.22667
  5.96%         6.68%      $ 1,292.14       6.84%      9.165%    $ 1,307.39       $15.25           25.3          $  0.22333

             REFERENCE     REFERENCE     REFERENCE               REFERENCE                        SPREAD
BENCHMARK      YIELD         PRICE         YIELD                   PRICE                       DIFFERENTIAL      ACCRUED
TREASURY     OF THE OLD    OF THE OLD    OF THE NEW     NEW      OF THE NEW       PRICE           (BASIS         INTEREST
  YIELD      DEBENTURES    DEBENTURES    DEBENTURES    COUPON    DEBENTURES    DIFFERENTIAL      POINTS)       DIFFERENTIAL
---------    ----------    ----------    ----------    ------    ----------    ------------    ------------    ------------
  5.97%         6.69%      $ 1,290.89       6.85%      9.170%    $ 1,306.39       $15.50           25.4          $  0.22000
  5.98%         6.70%      $ 1,289.64       6.86%      9.170%    $ 1,304.73       $15.09           25.2          $  0.22000
  5.99%         6.71%      $ 1,288.40       6.87%      9.175%    $ 1,303.74       $15.34           25.4          $  0.21667
  6.00%         6.72%      $ 1,287.16       6.88%      9.180%    $ 1,302.74       $15.58           25.5          $  0.21333
  6.01%         6.73%      $ 1,285.92       6.89%      9.180%    $ 1,301.09       $15.17           25.3          $  0.21333
  6.02%         6.74%      $ 1,284.68       6.90%      9.185%    $ 1,300.11       $15.43           25.5          $  0.21000
  6.03%         6.75%      $ 1,283.44       6.91%      9.185%    $ 1,298.46       $15.02           25.2          $  0.21000
  6.04%         6.76%      $ 1,282.20       6.92%      9.190%    $ 1,297.48       $15.28           25.4          $  0.20667
  6.05%         6.77%      $ 1,280.97       6.93%      9.195%    $ 1,296.50       $15.53           25.6          $  0.20333
  6.06%         6.78%      $ 1,279.74       6.94%      9.195%    $ 1,294.86       $15.12           25.4          $  0.20333
  6.07%         6.79%      $ 1,278.51       6.95%      9.200%    $ 1,293.89       $15.38           25.5          $  0.20000
  6.08%         6.80%      $ 1,277.28       6.96%      9.205%    $ 1,292.91       $15.63           25.7          $  0.19667
  6.09%         6.81%      $ 1,276.05       6.97%      9.205%    $ 1,291.29       $15.24           25.5          $  0.19667
  6.10%         6.82%      $ 1,274.83       6.98%      9.210%    $ 1,290.32       $15.49           25.7          $  0.19333
  6.11%         6.83%      $ 1,273.60       6.99%      9.210%    $ 1,288.70       $15.10           25.4          $  0.19333
  6.12%         6.84%      $ 1,272.38       7.00%      9.215%    $ 1,287.73       $15.35           25.6          $  0.19000
  6.13%         6.85%      $ 1,271.16       7.01%      9.220%    $ 1,286.77       $15.61           25.8          $  0.18667
  6.14%         6.86%      $ 1,269.94       7.02%      9.220%    $ 1,285.16       $15.22           25.6          $  0.18667
  6.15%         6.87%      $ 1,268.73       7.03%      9.225%    $ 1,284.20       $15.47           25.7          $  0.18333
  6.16%         6.88%      $ 1,267.51       7.04%      9.225%    $ 1,282.60       $15.09           25.5          $  0.18333
  6.17%         6.89%      $ 1,266.30       7.05%      9.230%    $ 1,281.64       $15.34           25.7          $  0.18000
  6.18%         6.90%      $ 1,265.09       7.06%      9.235%    $ 1,280.69       $15.60           25.9          $  0.17667
  6.19%         6.91%      $ 1,263.88       7.07%      9.235%    $ 1,279.09       $15.21           25.6          $  0.17667
  6.20%         6.92%      $ 1,262.67       7.08%      9.240%    $ 1,278.15       $15.48           25.8          $  0.17333
  6.21%         6.93%      $ 1,261.46       7.09%      9.240%    $ 1,276.56       $15.10           25.6          $  0.17333
  6.22%         6.94%      $ 1,260.26       7.10%      9.245%    $ 1,275.62       $15.36           25.8          $  0.17000
  6.23%         6.95%      $ 1,259.05       7.11%      9.250%    $ 1,274.67       $15.62           26.0          $  0.16667
  6.24%         6.96%      $ 1,257.85       7.12%      9.250%    $ 1,273.09       $15.24           25.8          $  0.16667
  6.25%         6.97%      $ 1,256.65       7.13%      9.255%    $ 1,272.16       $15.51           25.9          $  0.16333
  6.26%         6.98%      $ 1,255.45       7.14%      9.255%    $ 1,270.58       $15.13           25.7          $  0.16333
  6.27%         6.99%      $ 1,254.26       7.15%      9.260%    $ 1,269.65       $15.39           25.9          $  0.16000
  6.28%         7.00%      $ 1,253.06       7.16%      9.260%    $ 1,268.08       $15.02           25.7          $  0.16000
  6.29%         7.01%      $ 1,251.87       7.17%      9.265%    $ 1,267.15       $15.28           25.9          $  0.15667
  6.30%         7.02%      $ 1,250.68       7.18%      9.270%    $ 1,266.23       $15.55           26.1          $  0.15333
  6.31%         7.03%      $ 1,249.49       7.19%      9.270%    $ 1,264.67       $15.18           25.8          $  0.15333
  6.32%         7.04%      $ 1,248.30       7.20%      9.275%    $ 1,263.75       $15.45           26.0          $  0.15000
  6.33%         7.05%      $ 1,247.11       7.21%      9.275%    $ 1,262.19       $15.08           25.8          $  0.15000
  6.34%         7.06%      $ 1,245.93       7.22%      9.280%    $ 1,261.28       $15.35           26.0          $  0.14667
  6.35%         7.07%      $ 1,244.74       7.23%      9.285%    $ 1,260.36       $15.62           26.2          $  0.14333
  6.36%         7.08%      $ 1,243.56       7.24%      9.285%    $ 1,258.82       $15.26           26.0          $  0.14333
  6.37%         7.09%      $ 1,242.38       7.25%      9.290%    $ 1,257.90       $15.52           26.2          $  0.14000
  6.38%         7.10%      $ 1,241.20       7.26%      9.290%    $ 1,256.36       $15.16           26.0          $  0.14000
  6.39%         7.11%      $ 1,240.02       7.27%      9.295%    $ 1,255.46       $15.44           26.2          $  0.13667
  6.40%         7.12%      $ 1,238.85       7.28%      9.295%    $ 1,253.92       $15.07           25.9          $  0.13667

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

                                   SCHEDULE A

                 FIXED SPREAD PRICING FORMULA TO DETERMINE THE
                     REFERENCE PRICE OF THE OLD DEBENTURES

YLD     =     Reference Yield of the Old Debentures expressed as a decimal number.
CPN     =     The nominal rate of interest payable on the Old Debentures expressed as a decimal number.
N       =     The number of semi-annual interest payments, based on the maturity date of the Old Debentures from, but excluding, the Exchange Date to, and including, the maturity date of the Old Debentures.
S       =     The number of days from the last interest payment date on the Old Debentures
              (June 1, 1998) to, but not including, the Exchange Date. The number of days is computed using the
              30/360 day-count method.
exp     =     Exponentiate. The term to the left of 'exp' is raised to the power indicated by the term to the right of 'exp'.
PRICE   =     The applicable Reference Price on the Old Debentures per $1,000 principal amount of Old Debentures.
              The Reference Price of the Old Debentures is rounded to the nearest cent.

                                                  1,000
PRICE   =                              ------------------------------
                                        (1 + YLD/2) exp (N  - S/180)

                 +          N                  1,000 (CPN/2)
                            [S]        ------------------------------
                            K = 1       (1 + YLD/2) exp (K  - S/180)

                 -                           1,000 (CPN/2)(S/180)

                                   SCHEDULE B

                          HYPOTHETICAL PRICING EXAMPLE
                             FOR THE OLD DEBENTURES

     This Schedule B provides a hypothetical illustration of the calculation of the Reference Price of the Old Debentures based on hypothetical data, and should, therefore, be used solely for the purpose of obtaining an understanding of the calculation of the Reference Price of the Old Debentures, as quoted at a hypothetical Benchmark Treasury Yield, and should not be used or relied upon for any other purpose.

                                 OLD DEBENTURES

Maturity Date of the Old Debentures:....................  June 1, 2016
Benchmark Treasury Security:............................  6 1/8% U.S. Treasury Bond due
                                                          November 15, 2027
EXAMPLE:
Hypothetical Price Determination Date:..................  2:00 p.m., New York City time, on
                                                          May 15, 1998
Exchange Date:..........................................  June 25, 1998
Benchmark Treasury Yield on the Hypothetical Price
  Determination Date....................................  = 5.96%
Fixed Spread............................................  = 0.72%
YLD.....................................................  = 6.68%
CPN.....................................................  = 9.50%
N.......................................................  = 36
S.......................................................  = 24
PRICE...................................................  = $1,292.14

                                   SCHEDULE C

                 FIXED SPREAD PRICING FORMULA TO DETERMINE THE
                     REFERENCE PRICE OF THE NEW DEBENTURES

YLD     =     Reference Yield of the New Debentures expressed as a decimal number.
CPN     =     The nominal rate of interest payable on the New Debentures expressed as a decimal number.
N       =     The number of semi-annual interest payments, based on the maturity date of the New Debentures from, but excluding, the Exchange Date to, and including, the maturity date of the New Debentures.
S       =     The number of days from the last interest payment date on the Old Debentures
              (June 1, 1998) to, but not including, the Exchange Date. The number of days is computed using the
              30/360 day-count method.
exp     =     Exponentiate. The term to the left of 'exp' is raised to the power indicated by the term to the right of 'exp'.
PRICE   =     The applicable Reference Price of the New Debentures per $1,000 principal amount of New Debentures.
              The Reference Price of the New Debentures is rounded to the nearest cent.

                                                  1,000
PRICE   =                              ------------------------------
                                        (1 + YLD/2) exp (N  - S/180)

                 +          N                  1,000 (CPN/2)
                            [S]        ------------------------------
                            K = 1       (1 + YLD/2) exp (K  - S/180)

                 -                           1,000 (CPN/2)(S/180)


                                   SCHEDULE D

                          HYPOTHETICAL PRICING EXAMPLE
                             FOR THE NEW DEBENTURES

     This Schedule D provides a hypothetical illustration of the calculation of the Reference Price of the New Debentures based on hypothetical data, and should, therefore, be used solely for the purpose of obtaining an understanding of the calculation of the Reference Price of the New Debentures and the New Coupon, as quoted at a hypothetical Benchmark Treasury Yield, and should not be used or relied upon for any other purpose.

                                 NEW DEBENTURES

Maturity Date of the New Debentures:....................  June 1, 2033
Benchmark Treasury Security:............................  6 1/8% U.S. Treasury Bond due
                                                          November 15, 2027
EXAMPLE:
Hypothetical Price Determination Date:..................  2:00 p.m., New York City time, on
                                                          May 15, 1998
Exchange Date:..........................................  June 25, 1998
Benchmark Treasury Yield on the Hypothetical Price
  Determination Date....................................  = 5.96%
Fixed Spread............................................  = 0.88%
YLD.....................................................  = 6.84%
CPN.....................................................  = 9.165%
N.......................................................  = 70
S.......................................................  = 24
PRICE...................................................  = $1,307.39

                                   SCHEDULE E

                      HYPOTHETICAL EXAMPLE FOR CALCULATING
                            THE SPREAD DIFFERENTIAL

     This Schedule E provides a hypothetical illustration of the calculation of the Spread Differential based on hypothetical data, and should, therefore, be used solely for the purpose of obtaining an understanding of the calculation of the Spread Differential, as calculated based on a hypothetical Benchmark Treasury Yield, Reference Price of the Old Debentures, and New Coupon, and should not be used or relied upon for any other purpose.

Hypothetical Price Determination Date:..................  2:00 p.m., New York City time, on
                                                          May 15, 1998

Exchange Date:..........................................  June 25, 1998

Benchmark Treasury Yield on the Hypothetical Price        = 5.96%
  Determination Date....................................

Reference Price of the Old Debentures...................  = $1,292.14

New Coupon..............................................  = 9.165%

Adjusted Yield to Maturity of the New Debentures........  = 6.933%

Reference Yield of the Old Debentures...................  = 6.68%

Spread Differential.....................................  = 0.253% (25.3 basis points)

                                   SCHEDULE F

             FORMULA FOR CALCULATING ACCRUED INTEREST DIFFERENTIAL

CPN1....................................................  =    the nominal rate of interest payable on the Old
                                                               Debentures expressed as a decimal number (i.e., the Old
                                                               Coupon).
CPN2....................................................  =    the nominal rate of interest payable on the New
                                                               Debentures expressed as a decimal number (i.e., the New
                                                               Coupon).
S.......................................................  =    the number of days from the last interest payment date
                                                               on the Old Debentures (June 1, 1998) to, but not
                                                               including, the Exchange Date. The number of days is
                                                               computed using the 30/360 day-count method.
Accrued Interest Differential...........................  =    The applicable Accrued Interest Differential per $1,000
                                                               principal amount of an Old Debenture. The Accrued
                                                               Interest Differential is rounded to the nearest
                                                               thousandth of a cent.
Accrued Interest Differential...........................  =    (CPN1  - CPN2) 1,000 (S/360)

--------------

Note: If CPN2 is greater than or equal to CPN1, then the Accrued Interest Differential is zero.

                                      F-1




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

                                   SCHEDULE G

                      HYPOTHETICAL EXAMPLE FOR CALCULATING
                       THE ACCRUED INTEREST DIFFERENTIAL

     This Schedule G provides a hypothetical illustration of the calculation of the Accrued Interest Differential based on hypothetical data, and should, therefore, be used solely for the purpose of obtaining an understanding of the Accrued Interest Differential, as calculated based on the Old Coupon, and a hypothetical New Coupon, and should not be used or relied upon for any other purpose.

Exchange Date:..........................................  June 25, 1998

CPN1....................................................  = 9.50%

CPN2....................................................  = 9.165%

S.......................................................  = 24

Accrued Interest Differential...........................  = $0.22333

                                      G-1








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